Exhibit 99.1

Bank of Hawaii Corporation First Quarter 2013 Financial Results

•    Diluted Earnings Per Share $0.81

•    Net Income $36.0 Million

•    Board of Directors Declares Dividend of $0.45 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 22, 2013) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.81 for the first quarter of 2013, down from $0.90 in the previous quarter and $0.95 in the same quarter last year.  Net income for the first quarter of 2013 was $36.0 million, a decrease of $4.3 million compared with net income of $40.3 million in the fourth quarter of 2012, and down $7.8 million from net income of $43.8 million in the first quarter of 2012.

Loan and lease balances were $5.78 billion at the end of the first quarter of 2013 compared with loan and lease balances of $5.85 billion at the end of the fourth quarter of 2012 as growth in commercial loans was more than offset by reductions in residential mortgage loans.  Total deposit balances decreased during the first quarter due to lower levels of public deposits.  Consumer and business deposits remained strong during the quarter, up 1.4 percent on average compared with the previous quarter.  The allowance for loan and lease losses decreased by $2.0 million from the fourth quarter to $126.9 million at March 31, 2013 and represents 2.19 percent of outstanding loans and leases.

“Reduced mortgage income, lower net interest margin, and seasonal expenses resulted in lower operating results during the first quarter of 2013,” said Peter S. Ho, Chairman, President, and CEO.  “Our balance sheet remains solid and we maintained our disciplined approach to risk and capital management during the quarter.  Our many expense control initiatives are expected to have a positive impact on operating leverage as we go forward.”

The return on average assets for the first quarter of 2013 was 1.08 percent, down from 1.19 percent in the previous quarter and 1.29 percent in the first quarter of 2012.  The return on average equity for the first quarter of 2013 was 14.10 percent compared with 15.47 percent in the fourth quarter of 2012 and 17.26 percent in the first quarter last year.  The efficiency ratio during the first quarter of 2013 was 61.90 percent compared with 58.24 percent in the previous quarter and 58.35 percent in the same quarter last year.

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Bank of Hawaii Corporation First Quarter 2013 Financial Results	Page 2

Financial Highlights

Net interest income, on a taxable-equivalent basis, for the first quarter of 2013 was $91.0 million, down $1.7 million from net interest income of $92.7 million in the fourth quarter of 2012, and down $9.0 million from net interest income of $100.0 million in the first quarter of 2012 due to a continuation of the low interest rate environment.  Analyses of the changes in net interest income are included in Tables 8a and 8b.

The net interest margin was 2.82 percent for the first quarter of 2013, a decrease of 5 basis points compared with the net interest margin of 2.87 percent in the fourth quarter of 2012, and a 24 basis point decrease from 3.06 percent in the first quarter of 2012.  The reduction in the net interest margin was largely the result of lower interest rates which resulted in decreased yields on loans and investments.

The Company did not record a provision for credit losses during the first quarter of 2013 and fourth quarter of 2012.  Net loans and leases charged-off were $2.0 million in the first quarter of 2013 and $2.1 million in the fourth quarter of 2012.  The provision for credit losses during the first quarter of 2012 was $0.4 million, or $3.0 million less than net charge-offs.

Noninterest income was $47.8 million for the first quarter of 2013, a decrease of $5.2 million compared with noninterest income of $53.0 million in the fourth quarter of 2012, and a decrease of $0.3 million compared with noninterest income of $48.1 million in the first quarter of 2012.  The decrease in noninterest income compared with the previous quarter is largely due to a reduction in mortgage banking revenue, which was $4.9 million higher in the fourth quarter of 2012 due to strong origination volumes and higher gains on sales.  Noninterest income in the first quarter of 2012 included a gain of $3.5 million on the early termination of leveraged leases for two cargo ships and a loss of $1.0 million on the termination and sale of an aircraft lease.

Noninterest expense was $84.4 million in the first quarter of 2013, up $0.9 million from noninterest expense of $83.5 million in the fourth quarter of 2012, and down $0.8 million from noninterest expense of $85.2 million in the same quarter last year.  Noninterest expense in the first quarter of 2013 included $1.5 million in separation expense related to the implementation of expense reduction initiatives and seasonal payroll-related expenses resulting from annual payments from the Company’s incentive compensation plans and higher payroll taxes.  Noninterest expense in the fourth quarter of 2012 included charges of $1.5 million related to the Company’s plans to close two branches in American Samoa.  Noninterest expense in the first quarter of 2012 included $1.2 million for the final phase of a refresh of the Company’s personal computers.  An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

The effective tax rate for the first quarter of 2013 was 30.74 percent compared with 32.67 percent in the previous quarter and 27.55 percent during the same quarter last year.  The lower effective tax rate in the first quarter of 2012 was primarily due to a $2.7 million credit to the provision for income taxes related to the early termination of the previously mentioned leveraged leases.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other.  Results for the business segments are determined based on the Company’s internal financial management reporting process and organizational structure.  Selected financial information for the business segments is included in Table 13.

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Bank of Hawaii Corporation First Quarter 2013 Financial Results	Page 3

Asset Quality

The Company’s overall asset quality in the first quarter of 2013 continues to reflect the improving Hawaii economy.  Total non-performing assets were $38.4 million at March 31, 2013 compared with $37.1 million at December 31, 2012 and $41.4 million at March 31, 2012.  As a percentage of total loans and leases, including foreclosed real estate, non-performing assets were 0.66 percent at the end of the first quarter of 2013, up slightly from 0.63 percent at the end of the fourth quarter of 2012, and down from 0.74 percent at the end of the first quarter last year.  Non-performing assets remain above historical levels due to the lengthy judicial foreclosure process for residential mortgage loans.

Accruing loans and leases past due 90 days or more were $11.7 million at March 31, 2013, up from $10.4 million at December 31, 2012, and up from $10.1 million at March 31, 2012.  The increase was largely due to consumer delinquencies in home equity loans, primarily on neighbor island properties.  Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $30.1 million at March 31, 2013 and was primarily comprised of residential mortgages with lowered monthly payments to accommodate the borrowers’ financial needs for a period of time.  More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

Net loan and lease charge-offs during the first quarter of 2013 were $2.0 million or 0.14 percent annualized of total average loans and leases outstanding.  Loan and lease charge-offs during the quarter were $5.3 million and were partially offset by recoveries of $3.3 million.  Net charge-offs in the fourth quarter of 2012 were $2.1 million, or 0.15 percent annualized of total average loans and leases outstanding, and were comprised of $5.4 million in charge-offs partially offset by recoveries of $3.3 million.  Net charge-offs during the first quarter of 2012 were $3.4 million, or 0.24 percent annualized of total average loans and leases outstanding, and were comprised of $7.8 million in charge-offs partially offset by recoveries of $4.4 million.

Due to the improving Hawaii economy and asset quality, the Company’s allowance for loan and lease losses was reduced to $126.9 million at March 31, 2013, down $2.0 million from the allowance for loan and lease losses at December 31, 2012 of $128.9 million, and down $8.7 million from the allowance for loan and lease losses at March 31, 2012 of $135.6 million.  The ratio of the allowance for loan and lease losses to total loans and leases was 2.19 percent at March 31, 2013, a decrease of one basis point from December 31, 2012, and a decrease of 23 basis points from the same quarter last year.  The Company’s reserve for unfunded commitments at March 31, 2013 remained unchanged at $5.4 million.  Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets were $13.53 billion at March 31, 2013, down from $13.73 billion at December 31, 2012 and $13.76 billion at March 31, 2012.  Average total assets were $13.56 billion during the first quarter of 2013, an increase from average total assets of $13.52 billion during the fourth quarter of 2012, and a decrease from $13.68 billion during the same quarter last year.

The securities portfolio was $6.89 billion at March 31, 2013, down from $6.96 billion at December 31, 2012, and down from $7.25 billion at March 31, 2012.  The portfolio remains largely comprised of securities issued by U. S. government agencies.

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Bank of Hawaii Corporation First Quarter 2013 Financial Results	Page 4

Total loans and leases were $5.78 billion at March 31, 2013, down from $5.85 billion at December 31, 2012, and up from $5.60 billion at March 31, 2012.  The commercial loan portfolio was $2.33 billion at the end of the first quarter of 2013, up from commercial loans of $2.32 billion at the end of the fourth quarter of 2012 and $2.13 billion at the end of the same quarter last year.  Consumer loans were $3.46 billion at the end of the first quarter of 2013, down from $3.54 billion at the end of the fourth quarter of 2012 and $3.47 billion at the end of the same quarter last year due to a decline in the residential mortgage and home equity portfolios.  Average total loans and leases were $5.80 billion during the first quarter of 2013, up slightly from the fourth quarter of 2012, and up from average total loans and leases of $5.56 billion during the same quarter last year.  Loan and lease portfolio balances, including the higher risk loans and leases outstanding, are summarized in Table 10.

Total deposits were $11.25 billion at March 31, 2013, down from total deposits of $11.53 billion at December 31, 2012, and up from $10.62 billion at March 31, 2012.  The decrease in total deposits compared with the previous quarter was largely due to a reduction in public time deposits.  Average total deposits were $11.29 billion in the first quarter of 2013 compared with $11.38 billion during the previous quarter and $10.43 billion during the same quarter last year.

Long-term debt increased to $177.4 million at March 31, 2013 compared with long-term debt of $128.1 million at December 31, 2012 and $30.7 million at March 31, 2012.  The increase in long-term debt was primarily for asset/liability management purposes.

During the first quarter of 2013, the Company repurchased 137.0 thousand shares of common stock at a total cost of $6.6 million under its share repurchase program.  The average cost was $48.46 per share repurchased.  From April1 through April 19, 2013, the Company repurchased an additional 37.5 thousand shares of common stock at an average cost of $49.04 per share.  From the beginning of the share repurchase program initiated during July 2001 through March 31, 2013, the Company has repurchased 50.4 million shares and returned over $1.8 billion to shareholders at an average cost of $36.38 per share.  Remaining buyback authority under the share repurchase program was $62.9 million at March 31, 2013.

Total shareholders’ equity was $1.03 billion at March 31, 2013, compared with $1.02 billion at December 31, 2012 and $995.9 million at March 31, 2012.  The ratio of tangible common equity to risk-weighted assets was 17.04 percent at the end of the first quarter of 2013, compared with 17.24 percent at the end of the fourth quarter of 2012, and 17.62 percent at the end of the first quarter last year.  The Tier 1 leverage ratio at March 31, 2013 was 6.90 percent compared with 6.83 percent at December 31, 2012, and 6.57 percent at March 31, 2012.

The Company’s Board of Directors declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares.  The dividend will be payable on June 14, 2013 to shareholders of record at the close of business on May 31, 2013.

Hawaii Economy

Hawaii’s economy continued to improve during the first quarter of 2013 led by tourism, the State’s largest industry.  For the first two months of 2013, total visitor arrivals increased by 6.9 percent and visitor spending increased by 7.6 percent compared with the same period in 2012.  The most significant growth in visitor spending was from U.S. Mainland visitors.  Hawaii’s statewide seasonally-adjusted unemployment rate was 5.1% in March 2013, compared to 7.6% nationally.

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Bank of Hawaii Corporation First Quarter 2013 Financial Results	Page 5

For the first three months of 2013, the volume of single-family home sales on Oahu was 6.9 percent higher compared with the same period in 2012 and the volume of condominium sales on Oahu was 37.1 percent higher compared with the same period in 2012.  Also, for the first two months of 2013, the median price of single-family home sales on Oahu was 2.7 percent lower compared with the same period in 2012, while the median price of condominium sales on Oahu was 9.7 percent higher compared with the same period in 2012.  The median price of single-family home sales on Oahu was 2.4% higher in March 2013 compared to March 2012, while the median price of condominium sales on Oahu was 11.2% higher in March 2013 compared to March 2012.  As of March 31, 2013, months of inventory of single-family homes and condominiums on Oahu remained low at approximately 2.4 months and 2.7 months, respectively.  More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its first quarter 2013 financial results today, April 22, 2013, at 8:00 a.m. Hawaii Time.  The conference call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  Conference call participants located in the United States should dial 866-314-5232.  International participants should dial 617-213-8052.  Use the pass code “Bank of Hawaii” to access the call.  A replay will be available for one week beginning Monday, April 22, 2013 by calling 888-286-8010 in the United States or 617-801-6888 internationally and entering the pass code number 93444112 when prompted.  A replay will also be available via the Investor Relations link on the Company’s web site.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain “forward-looking statements”, such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa, and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries

Financial Highlights			Table 1a
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2013	2012	2012
For the Period:
Operating Results
Net Interest Income	$88,560	$90,310	$97,948
Provision for Credit Losses	-	-	351
Total Noninterest Income	47,778	52,982	48,082
Total Noninterest Expense	84,387	83,456	85,207
Net Income	35,980	40,287	43,810
Basic Earnings Per Share	0.81	0.90	0.96
Diluted Earnings Per Share	0.81	0.90	0.95
Dividends Declared Per Share	0.45	0.45	0.45

Performance Ratios
Return on Average Assets	1.08%	1.19%	1.29%
Return on Average Shareholders’ Equity	14.10	15.47	17.26
Efficiency Ratio [1]	61.90	58.24	58.35
Net Interest Margin [2]	2.82	2.87	3.06
Dividend Payout Ratio [3]	55.56	50.00	46.88
Average Shareholders’ Equity to Average Assets	7.63	7.67	7.46

Average Balances
Average Loans and Leases	$5,803,503	$5,798,057	$5,563,358
Average Assets	13,557,358	13,516,519	13,681,229
Average Deposits	11,287,485	11,376,875	10,430,215
Average Shareholders’ Equity	1,034,843	1,036,223	1,020,668

Per Share of Common Stock
Book Value	$22.87	$22.83	$21.84
Market Value
Closing	50.81	44.05	48.35
High	50.91	46.38	48.75
Low	44.88	41.41	44.08

	March 31,	December 31,	March 31,
	2013	2012	2012
As of Period End:
Balance Sheet Totals
Loans and Leases	$5,782,969	$5,854,521	$5,598,932
Total Assets	13,525,667	13,728,372	13,759,409
Total Deposits	11,251,860	11,529,482	10,621,170
Long-Term Debt	177,427	128,055	30,687
Total Shareholders’ Equity	1,026,104	1,021,665	995,897

Asset Quality
Allowance for Loan and Lease Losses	$126,878	$128,857	$135,606
Non-Performing Assets	38,374	37,083	41,406

Financial Ratios
Allowance to Loans and Leases Outstanding	2.19%	2.20%	2.42%
Tier 1 Capital Ratio	16.12	16.13	16.50
Total Capital Ratio	17.38	17.39	17.76
Tier 1 Leverage Ratio	6.90	6.83	6.57
Total Shareholders’ Equity to Total Assets	7.59	7.44	7.24
Tangible Common Equity to Tangible Assets [4]	7.37	7.23	7.02
Tangible Common Equity to Risk-Weighted Assets [4]	17.04	17.24	17.62

Non-Financial Data
Full-Time Equivalent Employees	2,269	2,276	2,318
Branches and Offices	75	76	81
ATMs	489	494	498

1   Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).

2   Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

3   Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.

4   Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures.  See Table 1b “Reconciliation of Non-GAAP Financial Measures.”

Bank of Hawaii Corporation and Subsidiaries

Reconciliation of Non-GAAP Financial Measures			Table 1b
	March 31,	December 31,	March 31,
(dollars in thousands)	2013	2012	2012

Total Shareholders’ Equity	$1,026,104	$1,021,665	$995,897
Less: Goodwill	31,517	31,517	31,517
Intangible Assets	21	33	71
Tangible Common Equity	$994,566	$990,115	$964,309

Total Assets	$13,525,667	$13,728,372	$13,759,409
Less: Goodwill	31,517	31,517	31,517
Intangible Assets	21	33	71
Tangible Assets	$13,494,129	$13,696,822	$13,727,821

Risk-Weighted Assets, determined in accordance with prescribed regulatory requirements	$5,836,354	$5,744,722	$5,473,661

Total Shareholders’ Equity to Total Assets	7.59%	7.44%	7.24%
Tangible Common Equity to Tangible Assets (Non-GAAP)	7.37%	7.23%	7.02%

Tier 1 Capital Ratio	16.12%	16.13%	16.50%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)	17.04%	17.24%	17.62%

Bank of Hawaii Corporation and Subsidiaries

Net Significant Income (Expense) Items			Table 2
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2013	2012	2012
Gains (Losses) on Disposal of Leased Equipment	$-	$-	$2,473
Decrease in Allowance for Loan and Lease Losses	1,979	2,114	3,000
Separation Expense	(1,475)	-	-
Planned Branch Closures in American Samoa	-	(1,465)	-
PC Refresh	-	-	(1,163)
Significant Income (Expense) Items Before the Provision (Benefit) for Income Taxes	504	649	4,310
Income Taxes Impact Related to Lease Transactions	-	-	(2,733)
Income Tax Impact	176	227	293
Net Significant Income (Expense) Items	$328	$422	$6,750

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Income			Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2013	2012	2012
Interest Income
Interest and Fees on Loans and Leases	$62,820	$64,627	$64,691
Income on Investment Securities
Available-for-Sale	15,851	15,349	17,713
Held-to-Maturity	19,854	20,253	26,413
Deposits	3	3	2
Funds Sold	59	180	129
Other	284	283	280
Total Interest Income	98,871	100,695	109,228
Interest Expense
Deposits	2,646	2,753	3,473
Securities Sold Under Agreements to Repurchase	7,005	7,158	7,304
Funds Purchased	22	4	5
Long-Term Debt	638	470	498
Total Interest Expense	10,311	10,385	11,280
Net Interest Income	88,560	90,310	97,948
Provision for Credit Losses	-	-	351
Net Interest Income After Provision for Credit Losses	88,560	90,310	97,597
Noninterest Income
Trust and Asset Management	11,886	12,066	10,918
Mortgage Banking	6,411	11,268	5,050
Service Charges on Deposit Accounts	9,301	9,459	9,591
Fees, Exchange, and Other Service Charges	11,934	12,333	12,399
Investment Securities Losses, Net	-	-	(90)
Insurance	2,325	2,550	2,278
Other	5,921	5,306	7,936
Total Noninterest Income	47,778	52,982	48,082
Noninterest Expense
Salaries and Benefits	48,675	46,116	47,024
Net Occupancy	9,635	11,867	10,516
Net Equipment	4,577	4,705	5,826
Professional Fees	2,226	2,611	2,132
FDIC Insurance	1,949	1,892	2,071
Other	17,325	16,265	17,638
Total Noninterest Expense	84,387	83,456	85,207
Income Before Provision for Income Taxes	51,951	59,836	60,472
Provision for Income Taxes	15,971	19,549	16,662
Net Income	$35,980	$40,287	$43,810
Basic Earnings Per Share	$0.81	$0.90	$0.96
Diluted Earnings Per Share	$0.81	$0.90	$0.95
Dividends Declared Per Share	$0.45	$0.45	$0.45
Basic Weighted Average Shares	44,545,092	44,623,823	45,709,936
Diluted Weighted Average Shares	44,686,632	44,740,109	45,875,238

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Comprehensive Income			Table 4
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2013	2012	2012
Net Income	$35,980	$40,287	$43,810
Other Comprehensive Loss, Net of Tax:
Net Unrealized Losses on Investment Securities	(9,641)	(9,858)	(6,454)
Defined Benefit Plans	78	(3,358)	153
Total Other Comprehensive Loss	(9,563)	(13,216)	(6,301)
Comprehensive Income	$26,417	$27,071	$37,509

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Condition			Table 5
	March 31,	December 31,	March 31,
(dollars in thousands)	2013	2012	2012
Assets
Interest-Bearing Deposits	$4,840	$3,393	$3,333
Funds Sold	130,734	185,682	213,458
Investment Securities
Available-for-Sale	3,290,850	3,367,557	3,469,260
Held to Maturity (Fair Value of $3,679,208; $3,687,676; and $3,877,269)	3,597,810	3,595,065	3,779,272
Loans Held for Sale	24,015	21,374	10,655
Loans and Leases	5,782,969	5,854,521	5,598,932
Allowance for Loan and Lease Losses	(126,878)	(128,857)	(135,606)
Net Loans and Leases	5,656,091	5,725,664	5,463,326
Total Earning Assets	12,704,340	12,898,735	12,939,304
Cash and Noninterest-Bearing Deposits	147,796	163,786	154,100
Premises and Equipment	104,844	105,005	106,543
Customers’ Acceptances	152	173	117
Accrued Interest Receivable	46,183	43,077	48,032
Foreclosed Real Estate	3,318	3,887	3,530
Mortgage Servicing Rights	26,540	25,240	23,915
Goodwill	31,517	31,517	31,517
Other Assets	460,977	456,952	452,351
Total Assets	$13,525,667	$13,728,372	$13,759,409

Liabilities
Deposits
Noninterest-Bearing Demand	$3,336,406	$3,367,185	$2,964,372
Interest-Bearing Demand	2,127,550	2,163,473	1,964,487
Savings	4,451,143	4,399,316	4,440,674
Time	1,336,761	1,599,508	1,251,637
Total Deposits	11,251,860	11,529,482	10,621,170
Funds Purchased	66,296	11,296	11,024
Securities Sold Under Agreements to Repurchase	748,718	758,947	1,825,646
Long-Term Debt	177,427	128,055	30,687
Banker’s Acceptances	152	173	117
Retirement Benefits Payable	47,423	47,658	41,862
Accrued Interest Payable	5,772	4,776	6,318
Taxes Payable and Deferred Taxes	93,906	88,014	104,259
Other Liabilities	108,009	138,306	122,429
Total Liabilities	12,499,563	12,706,707	12,763,512
Shareholders’ Equity
Common Stock ($.01 par value; authorized 500,000,000 shares; issued / outstanding: March 31, 2013 - 57,465,782 / 44,861,335; December 31, 2012 - 57,319,352 / 44,754,835; and March 31, 2012 - 57,290,145 / 45,605,881)	572	571	571
Capital Surplus	517,327	515,619	509,860
Accumulated Other Comprehensive Income	19,645	29,208	28,962
Retained Earnings	1,098,674	1,084,477	1,024,736
Treasury Stock, at Cost (Shares: March 31, 2013 - 12,604,447; December 31, 2012 - 12,564,517; and March 31, 2012 - 11,684,264)	(610,114)	(608,210)	(568,232)
Total Shareholders’ Equity	1,026,104	1,021,665	995,897
Total Liabilities and Shareholders’ Equity	$13,525,667	$13,728,372	$13,759,409

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity	Table 6

				Accum.
				Other
	Common Shares	Common	Capital	Compre- hensive	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	Income	Earnings	Stock	Total
Balance as of December 31, 2012	44,754,835	$571	$515,619	$29,208	$1,084,477	$(608,210)	$1,021,665
Net Income	-	-	-	-	35,980	-	35,980
Other Comprehensive Loss	-	-	-	(9,563)	-	-	(9,563)
Share-Based Compensation	-	-	1,280	-	-	-	1,280
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	277,927	1	428	-	(1,553)	6,395	5,271
Common Stock Repurchased	(171,427)	-	-	-	-	(8,299)	(8,299)
Cash Dividends Paid ($0.45 per share)	-	-	-	-	(20,230)	-	(20,230)
Balance as of March 31, 2013	44,861,335	$572	$517,327	$19,645	$1,098,674	$(610,114)	$1,026,104

Balance as of December 31, 2011	45,947,116	$571	$507,558	$35,263	$1,003,938	$(544,663)	$1,002,667
Net Income	-	-	-	-	43,810	-	43,810
Other Comprehensive Loss	-	-	-	(6,301)	-	-	(6,301)
Share-Based Compensation	-	-	1,831	-	-	-	1,831
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	326,174	-	471	-	(2,317)	7,735	5,889
Common Stock Repurchased	(667,409)	-	-	-	-	(31,304)	(31,304)
Cash Dividends Paid ($0.45 per share)	-	-	-	-	(20,695)	-	(20,695)
Balance as of March 31, 2012	45,605,881	$571	$509,860	$28,962	$1,024,736	$(568,232)	$995,897

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis	Table 7

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2013			December 31, 2012			March 31, 2012
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$4.0	$-	0.32%	$4.4	$-	0.29%	$3.2	$-	0.25%
Funds Sold	156.4	0.1	0.15	332.1	0.2	0.21	262.4	0.1	0.19
Investment Securities
Available-for-Sale	3,322.1	18.2	2.19	3,277.2	17.6	2.15	3,451.6	19.7	2.28
Held-to-Maturity	3,578.1	19.8	2.22	3,406.3	20.3	2.38	3,737.3	26.4	2.83
Loans Held for Sale	18.3	0.2	3.94	18.9	0.2	4.36	12.0	0.1	4.22
Loans and Leases [1]
Commercial and Industrial	822.9	7.6	3.75	811.3	7.8	3.84	805.9	8.1	4.03
Commercial Mortgage	1,093.4	11.1	4.10	1,063.6	11.2	4.18	941.6	10.5	4.50
Construction	115.5	1.4	5.04	104.5	1.2	4.77	103.5	1.4	5.34
Commercial Lease Financing	272.7	1.6	2.41	275.9	1.7	2.46	294.3	1.7	2.33
Residential Mortgage	2,311.6	25.9	4.49	2,369.5	27.5	4.64	2,264.4	27.7	4.90
Home Equity	767.9	7.9	4.16	771.3	8.1	4.18	778.9	8.6	4.43
Automobile	214.1	3.0	5.61	205.6	3.0	5.73	193.1	3.0	6.20
Other [2]	205.4	4.2	8.33	196.4	4.0	8.15	181.6	3.7	8.08
Total Loans and Leases	5,803.5	62.7	4.36	5,798.1	64.5	4.44	5,563.3	64.7	4.66
Other	79.1	0.3	1.44	79.5	0.3	1.43	79.9	0.3	1.40
Total Earning Assets [3]	12,961.5	101.3	3.14	12,916.5	103.1	3.19	13,109.7	111.3	3.40
Cash and Noninterest-Bearing Deposits	141.9			144.8			137.2
Other Assets	454.0			455.2			434.3
Total Assets	$13,557.4			$13,516.5			$13,681.2

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,060.7	0.1	0.03	$2,011.2	0.1	0.03	$1,867.1	0.1	0.02
Savings	4,408.4	1.0	0.09	4,451.4	1.0	0.09	4,439.0	1.3	0.12
Time	1,512.9	1.5	0.41	1,755.6	1.6	0.36	1,260.2	2.1	0.66
Total Interest-Bearing Deposits	7,982.0	2.6	0.13	8,218.2	2.7	0.13	7,566.3	3.5	0.18
Short-Term Borrowings	58.1	-	0.15	11.0	-	0.14	15.7	-	0.12
Securities Sold Under Agreements to Repurchase	756.1	7.0	3.71	776.8	7.2	3.61	1,916.0	7.3	1.51
Long-Term Debt	157.1	0.7	1.63	36.7	0.5	5.12	30.7	0.5	6.49
Total Interest-Bearing Liabilities	8,953.3	10.3	0.46	9,042.7	10.4	0.45	9,528.7	11.3	0.47
Net Interest Income		$91.0			$92.7			$100.0
Interest Rate Spread			2.68%			2.74%			2.93%
Net Interest Margin			2.82%			2.87%			3.06%
Noninterest-Bearing Demand Deposits	3,305.5			3,158.7			2,864.0
Other Liabilities	263.8			278.9			267.8
Shareholders’ Equity	1,034.8			1,036.2			1,020.7
Total Liabilities and Shareholders’ Equity	$13,557.4			$13,516.5			$13,681.2

1  Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

2  Comprised of other consumer revolving credit, installment, and consumer lease financing.

3  Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $2,411,000, $2,394,000 and $2,070,000 for the three months ended March 31, 2013, December 31, 2012, and March 31, 2012, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis	Table 8a

	Three Months Ended March 31, 2013
	Compared to December 31, 2012
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.1)	$-	$(0.1)
Investment Securities
Available-for-Sale	0.3	0.3	0.6
Held-to-Maturity	0.9	(1.4)	(0.5)
Loans and Leases
Commercial and Industrial	0.1	(0.3)	(0.2)
Commercial Mortgage	0.2	(0.3)	(0.1)
Construction	0.1	0.1	0.2
Commercial Lease Financing	-	(0.1)	(0.1)
Residential Mortgage	(0.7)	(0.9)	(1.6)
Home Equity	(0.1)	(0.1)	(0.2)
Automobile	0.1	(0.1)	-
Other [2]	0.1	0.1	0.2
Total Loans and Leases	(0.2)	(1.6)	(1.8)
Total Change in Interest Income	0.9	(2.7)	(1.8)

Change in Interest Expense:
Interest-Bearing Deposits
Time	(0.3)	0.2	(0.1)
Total Interest-Bearing Deposits	(0.3)	0.2	(0.1)
Securities Sold Under Agreements to Repurchase	(0.3)	0.1	(0.2)
Long-Term Debt	0.7	(0.5)	0.2
Total Change in Interest Expense	0.1	(0.2)	(0.1)

Change in Net Interest Income	$0.8	$(2.5)	$(1.7)

1 The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.

2  Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis	Table 8b

	Three Months Ended March 31, 2013
	Compared to March 31, 2012
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Investment Securities
Available-for-Sale	$(0.7)	$(0.8)	$(1.5)
Held-to-Maturity	(1.1)	(5.5)	(6.6)
Loans Held for Sale	0.1	-	0.1
Loans and Leases
Commercial and Industrial	0.1	(0.6)	(0.5)
Commercial Mortgage	1.6	(1.0)	0.6
Construction	0.1	(0.1)	-
Commercial Lease Financing	(0.2)	0.1	(0.1)
Residential Mortgage	0.6	(2.4)	(1.8)
Home Equity	(0.1)	(0.6)	(0.7)
Automobile	0.3	(0.3)	-
Other [2]	0.4	0.1	0.5
Total Loans and Leases	2.8	(4.8)	(2.0)
Total Change in Interest Income	1.1	(11.1)	(10.0)

Change in Interest Expense:
Interest-Bearing Deposits
Savings	-	(0.3)	(0.3)
Time	0.3	(0.9)	(0.6)
Total Interest-Bearing Deposits	0.3	(1.2)	(0.9)
Securities Sold Under Agreements to Repurchase	(6.3)	6.0	(0.3)
Long-Term Debt	0.8	(0.6)	0.2
Total Change in Interest Expense	(5.2)	4.2	(1.0)

Change in Net Interest Income	$6.3	$(15.3)	$(9.0)

1 The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.

2  Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits	Table 9

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2013	2012	2012
Salaries	$29,078	$29,378	$28,687
Incentive Compensation	3,784	4,248	4,054
Share-Based Compensation	1,136	1,701	1,685
Commission Expense	1,781	1,953	1,536
Retirement and Other Benefits	4,368	3,821	4,390
Payroll Taxes	4,240	2,071	3,818
Medical, Dental, and Life Insurance	2,813	2,388	2,437
Separation Expense	1,475	556	417
Total Salaries and Benefits	$48,675	$46,116	$47,024

Bank of Hawaii Corporation and Subsidiaries

Loan and Lease Portfolio Balances	Table 10

	March 31,	December 31,	September 30,	June 30,	March 31,

(dollars in thousands)	2013	2012	2012	2012	2012
Commercial
Commercial and Industrial	$834,801	$829,512	$808,621	$781,688	$788,718
Commercial Mortgage	1,104,718	1,097,425	1,039,556	961,984	948,196
Construction	117,797	113,987	101,818	97,668	110,184
Lease Financing	269,107	274,969	277,328	281,020	285,860
Total Commercial	2,326,423	2,315,893	2,227,323	2,122,360	2,132,958
Consumer
Residential Mortgage	2,275,209	2,349,916	2,392,871	2,401,331	2,319,485
Home Equity	757,877	770,376	770,284	766,839	773,643
Automobile	220,362	209,832	200,788	194,339	193,851
Other [1]	203,098	208,504	191,038	186,614	178,995
Total Consumer	3,456,546	3,538,628	3,554,981	3,549,123	3,465,974
Total Loans and Leases	$5,782,969	$5,854,521	$5,782,304	$5,671,483	$5,598,932

Higher Risk Loans and Leases Outstanding

	March 31,	December 31,	September 30,	June 30,	March 31,

(dollars in thousands)	2013	2012	2012	2012	2012
Residential Land Loans [2]	$13,996	$14,984	$16,513	$16,703	$17,602
Home Equity Loans [3]	20,786	19,914	19,774	22,029	21,359
Air Transportation [4]	27,115	27,782	27,765	27,633	27,548
Total Higher Risk Loans	$61,897	$62,680	$64,052	$66,365	$66,509

1  Comprised of other revolving credit, installment, and lease financing.

2  We consider all of our residential land loans, which are consumer loans secured by unimproved lots, to be of higher risk due to the volatility in the value of the underlying collateral.

3  Higher risk home equity loans are defined as those loans originated in 2005 or later, with current monitoring credit scores below 600, and with original loan-to-value ratios greater than 70%.

4  We consider all of our air transportation leases to be of higher risk due to the weak financial profile of the industry.

Deposits

	March 31,	December 31,	September 30,	June 30,	March 31,

(dollars in thousands)	2013	2012	2012	2012	2012
Consumer	$5,607,862	$5,537,624	$5,369,724	$5,360,325	$5,377,804
Commercial	4,505,835	4,576,410	4,394,745	4,403,095	4,307,931
Public and Other	1,138,163	1,415,448	1,456,078	1,784,573	935,435
Total Deposits	$11,251,860	$11,529,482	$11,220,547	$11,547,993	$10,621,170

Bank of Hawaii Corporation and Subsidiaries

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More	Table 11

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2013	2012	2012	2012	2012
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$5,033	$5,534	$5,635	$5,778	$5,852
Commercial Mortgage	2,910	3,030	2,671	2,737	2,113
Construction	-	833	953	1,182	1,482
Lease Financing	-	-	-	-	4
Total Commercial	7,943	9,397	9,259	9,697	9,451
Consumer
Residential Mortgage	24,700	21,725	25,456	26,803	26,356
Home Equity	2,413	2,074	2,502	2,425	2,069
Total Consumer	27,113	23,799	27,958	29,228	28,425
Total Non-Accrual Loans and Leases	35,056	33,196	37,217	38,925	37,876
Foreclosed Real Estate	3,318	3,887	3,067	2,569	3,530
Total Non-Performing Assets	$38,374	$37,083	$40,284	$41,494	$41,406

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$230	$27	$-	$1	$2
Total Commercial	230	27	-	1	2
Consumer
Residential Mortgage	5,967	6,908	3,988	4,229	6,590
Home Equity	4,538	2,701	2,755	2,445	2,829
Automobile	241	186	154	98	124
Other [1]	676	587	578	395	543
Total Consumer	11,422	10,382	7,475	7,167	10,086
Total Accruing Loans and Leases Past Due 90 Days or More	$11,652	$10,409	$7,475	$7,168	$10,088
Restructured Loans on Accrual Status and Not Past Due 90 Days or More	$30,065	$31,844	$31,426	$31,124	$29,539
Total Loans and Leases	$5,782,969	$5,854,521	$5,782,304	$5,671,483	$5,598,932

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.61%	0.57%	0.64%	0.69%	0.68%

Ratio of Non-Performing Assets to Total Loans and Leases, and Foreclosed Real Estate	0.66%	0.63%	0.70%	0.73%	0.74%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans and Leases, and Commercial Foreclosed Real Estate	0.39%	0.45%	0.46%	0.51%	0.53%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans and Leases and Consumer Foreclosed Real Estate	0.85%	0.75%	0.84%	0.87%	0.87%

Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases, and Foreclosed Real Estate	0.86%	0.81%	0.83%	0.86%	0.92%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$37,083	$40,284	$41,494	$41,406	$40,790
Additions	7,304	3,837	2,878	7,574	5,334
Reductions
Payments	(2,630)	(3,994)	(2,408)	(2,942)	(2,524)
Return to Accrual Status	(1,132)	(728)	(1,083)	(2,085)	(535)
Sales of Foreclosed Real Estate	(1,910)	(1,354)	(424)	(2,247)	(1,049)
Charge-offs/Write-downs	(341)	(962)	(173)	(212)	(610)
Total Reductions	(6,013)	(7,038)	(4,088)	(7,486)	(4,718)
Balance at End of Quarter	$38,374	$37,083	$40,284	$41,494	$41,406

1 Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries

Reserve for Credit Losses	Table 12

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2013	2012	2012
Balance at Beginning of Period	$134,276	$136,390	$144,025
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(382)	(589)	(1,431)
Construction	-	-	(330)
Consumer
Residential Mortgage	(1,235)	(831)	(1,580)
Home Equity	(1,377)	(1,558)	(2,441)
Automobile	(575)	(646)	(526)
Other [1]	(1,730)	(1,806)	(1,451)
Total Loans and Leases Charged-Off	(5,299)	(5,430)	(7,759)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	438	904	1,933
Commercial Mortgage	10	19	24
Construction	338	5	-
Lease Financing	11	11	72
Consumer
Residential Mortgage	788	1,039	666
Home Equity	748	342	570
Automobile	461	478	538
Other [1]	526	518	605
Total Recoveries on Loans and Leases Previously Charged-Off	3,320	3,316	4,408
Net Loans and Leases Charged-Off	(1,979)	(2,114)	(3,351)
Provision for Credit Losses	-	-	351
Balance at End of Period [2]	$132,297	$134,276	$141,025

Components
Allowance for Loan and Lease Losses	$126,878	$128,857	$135,606
Reserve for Unfunded Commitments	5,419	5,419	5,419
Total Reserve for Credit Losses	$132,297	$134,276	$141,025

Average Loans and Leases Outstanding	$5,803,503	$5,798,057	$5,563,358

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.14%	0.15%	0.24%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	2.19%	2.20%	2.42%

1  Comprised of other revolving credit, installment, and lease financing.

2  Included in this analysis is activity related to the Company’s reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries

Business Segments Selected Financial Information	Table 13

	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended March 31, 2013
Net Interest Income	$35,909	$29,872	$2,771	$20,008	$88,560
Provision for Credit Losses	2,178	(171)	(21)	(1,986)	-
Net Interest Income After Provision for Credit Losses	33,731	30,043	2,792	21,994	88,560
Noninterest Income	20,484	9,400	14,810	3,084	47,778
Noninterest Expense	(44,454)	(22,884)	(14,135)	(2,914)	(84,387)
Income Before Provision for Income Taxes	9,761	16,559	3,467	22,164	51,951
Provision for Income Taxes	(3,612)	(5,672)	(1,283)	(5,404)	(15,971)
Net Income	6,149	10,887	2,184	16,760	35,980
Total Assets as of March 31, 2013	$3,282,022	$2,482,837	$188,662	$7,572,146	$13,525,667

Three Months Ended March 31, 2012 [1]
Net Interest Income	$40,185	$31,442	$3,333	$22,988	$97,948
Provision for Credit Losses	4,030	(668)	(12)	(2,999)	351
Net Interest Income After Provision for Credit Losses	36,155	32,110	3,345	25,987	97,597
Noninterest Income	19,540	11,577	13,670	3,295	48,082
Noninterest Expense	(44,612)	(23,522)	(14,762)	(2,311)	(85,207)
Income Before Provision for Income Taxes	11,083	20,165	2,253	26,971	60,472
Provision for Income Taxes	(4,101)	(3,021)	(833)	(8,707)	(16,662)
Net Income	6,982	17,144	1,420	18,264	43,810
Total Assets as of March 31, 2012 [1]	$3,257,404	$2,294,017	$192,554	$8,015,434	$13,759,409

1  Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries

Selected Quarterly Financial Data	Table 14

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2013	2012	2012	2012	2012
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$62,820	$64,627	$64,668	$63,910	$64,691
Income on Investment Securities
Available-for-Sale	15,851	15,349	15,922	16,988	17,713
Held-to-Maturity	19,854	20,253	23,232	25,054	26,413
Deposits	3	3	3	1	2
Funds Sold	59	180	105	119	129
Other	284	283	283	281	280
Total Interest Income	98,871	100,695	104,213	106,353	109,228
Interest Expense
Deposits	2,646	2,753	2,931	3,219	3,473
Securities Sold Under Agreements to Repurchase	7,005	7,158	7,185	7,250	7,304
Funds Purchased	22	4	7	5	5
Long-Term Debt	638	470	458	498	498
Total Interest Expense	10,311	10,385	10,581	10,972	11,280
Net Interest Income	88,560	90,310	93,632	95,381	97,948
Provision for Credit Losses	-	-	-	628	351
Net Interest Income After Provision for Credit Losses	88,560	90,310	93,632	94,753	97,597
Noninterest Income
Trust and Asset Management	11,886	12,066	11,050	11,195	10,918
Mortgage Banking	6,411	11,268	11,745	7,581	5,050
Service Charges on Deposit Accounts	9,301	9,459	9,346	9,225	9,591
Fees, Exchange, and Other Service Charges	11,934	12,333	11,907	12,326	12,399
Investment Securities Gains (Losses), Net	-	-	13	-	(90)
Insurance	2,325	2,550	2,326	2,399	2,278
Other	5,921	5,306	5,987	4,122	7,936
Total Noninterest Income	47,778	52,982	52,374	46,848	48,082
Noninterest Expense
Salaries and Benefits	48,675	46,116	47,231	44,037	47,024
Net Occupancy	9,635	11,867	10,524	10,058	10,516
Net Equipment	4,577	4,705	4,523	4,669	5,826
Professional Fees	2,226	2,611	2,494	2,386	2,132
FDIC Insurance	1,949	1,892	1,822	2,088	2,071
Other	17,325	16,265	18,284	17,509	17,638
Total Noninterest Expense	84,387	83,456	84,878	80,747	85,207
Income Before Provision for Income Taxes	51,951	59,836	61,128	60,854	60,472
Provision for Income Taxes	15,971	19,549	19,896	20,107	16,662
Net Income	$35,980	$40,287	$41,232	$40,747	$43,810

Basic Earnings Per Share	$0.81	$0.90	$0.92	$0.90	$0.96
Diluted Earnings Per Share	$0.81	$0.90	$0.92	$0.90	$0.95

Balance Sheet Totals
Loans and Leases	$5,782,969	$5,854,521	$5,782,304	$5,671,483	$5,598,932
Total Assets	13,525,667	13,728,372	13,382,425	13,915,626	13,759,409
Total Deposits	11,251,860	11,529,482	11,220,547	11,547,993	10,621,170
Total Shareholders’ Equity	1,026,104	1,021,665	1,024,562	1,003,825	995,897

Performance Ratios
Return on Average Assets	1.08%	1.19%	1.22%	1.19%	1.29%
Return on Average Shareholders’ Equity	14.10	15.47	16.02	16.19	17.26
Efficiency Ratio [1]	61.90	58.24	58.13	56.77	58.35
Net Interest Margin [2]	2.82	2.87	2.98	2.98	3.06

1  Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).

2  Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries

Hawaii Economic Trends	Table 15

	Two Months Ended		Year Ended
($ in millions; jobs in thousands)	February 28, 2013		December 31, 2012		December 31, 2011
Hawaii Economic Trends
State General Fund Revenues [1]	$949.9	11.9%	$5,259.1	12.8%	$4,662.5	8.1%
General Excise and Use Tax Revenue [1]	$515.4	4.5	$2,844.7	9.9	$2,588.5	8.8
Jobs [2]	617.3		619.3		614.2

	March 31,	December 31,
(spot rates)	2013	2012	2011	2010
Unemployment [3]
Statewide, seasonally adjusted	5.1%	5.2%	6.2%	6.3%

Oahu	4.6	4.3	5.4	4.8
Island of Hawaii	7.6	6.9	8.9	8.6
Maui	5.7	5.2	7.1	7.4
Kauai	6.4	6.0	7.8	7.8

	March 31,	December 31,
(percentage change, except months of inventory)	2013	2012	2011	2010
Housing Trends (Single Family Oahu) [4]
Median Home Price	(2.7)%	7.8%	(3.0)%	3.1%
Home Sales Volume (units)	6.9%	6.5%	(2.7)%	13.4%
Months of Inventory	2.4	2.5	4.8	6.0

	Monthly Visitor Arrivals,	Percentage Change
(in thousands)	Seasonally Adjusted	from Previous Month
Tourism [5]

January 31, 2013	677.9	(0.5)%
December 30, 2012	681.0	(0.8)
November 30, 2012	686.8	4.3
October 31, 2012	658.3	1.7
September 30, 2012	647.2	(1.9)
August 31, 2012	659.5	3.4
July 31, 2012	637.8	(1.8)
June 30, 2012	649.7	0.2
May 30, 2012	648.4	1.4
April 30, 2012	639.5	(3.0)
March 31, 2012	659.4	5.4
February 29, 2012	625.8	(2.8)
January 31, 2012	643.7	2.0
December 31, 2011	631.2	2.7
November 30, 2011	614.8	1.1
October 31, 2011	608.1	(2.1)
September 30, 2011	621.1	5.1
August 31, 2011	591.0	1.4
July 31, 2011	583.1	0.9
June 30, 2011	577.9	0.8
May 31, 2011	573.4	(1.7)
April 30, 2011	583.2	0.2
March 31, 2011	582.3	(4.0)
February 28, 2011	606.9	0.9
January 31, 2011	601.4	2.1

1  Source:  Hawaii Department of Business, Economic Development & Tourism

2  Source:  U. S. Bureau of Labor

3  Source:  Hawaii Department of Labor and Industrial Relations

4  Source:  Honolulu Board of REALTORS

5  Source:  University of Hawaii Economic Research Organization

Note:  Certain prior period seasonally adjusted information has been revised.